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                                                                    EXHIBIT 10.6


                                                   Facsimile Numbers:
                                                   Administration:  217 384-8239
                                                   Marketing:  217 384-8494
American Software & Hardware Distributors, Inc.    Purchasing:  217 384-8494
WORLDWIDE DISTRIBUTORS                             Sales:  217 384-2055
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                                VENDOR AGREEMENT


VENDOR COMPANY NAME:       Piranha Interactive Publishing


COMPANY ADDRESS:           1839 W. Drake, Ste B.      Tempe, AZ  85283
                            No.        Street         City   State        Zip

VENDOR COMPANY FAX#:       (602) 460-0042



PURCHASING TERMS


Terms of Purchase

- Subject to credit approval, all payment terms are 2% 10, net 60 days. AS&HD is entitled to deduct [*] for any COD or prepayment shipments.

- AS&HD has the right to offset all credits authorized by this agreement against any outstanding invoices. These may include but are not limited to: returned merchandise credits, market development funds, co-op advertising, and price protection credits. All credits authorized by this agreement will be honored by vendor, and AS&HD agrees to submit written documentation of these credits to vendor.

-     The Vendor shall establish a line of credit of $[  *   ] subject to credit
      approval, for AS&HD. If at any time, AS&HD purchases amount in excess of the credit limit the current credit limit will be reviewed at that time.


Terms of Shipping

-     All product is to be shipped regular/ground transportation, FOB
      Destination.

- Vendor agrees to make every reasonable effort to ship in accordance with the AS&HD standard routing guide dated April 10, 1995.

- Vendor agrees to fax invoice and routing information at time of shipment to assist AS&HD in pre-receiving.

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217-384-2050
         502 East Anthony Drive - P.O. Box 696 - Urbana, Illinois 61801
                                                                    800-225-7941


        [*]  Confidential Portion deleted and filed separately with the
                      Securities and Exchange Commission
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-     All orders for product must be made in writing. The terms of this agreement shall supersede any contradictory or inconsistent terms on any purchase order.


Terms of Warranty

- AS&HD reserves the right to return undamaged product (as well as defective returns with or without original packaging) within the 180 day period after receipt of product by AS&HD, or within 180 days of termination of business with the Vendor, for a full and complete credit at landed cost, including DFI. All stock balancing will be shipped FOB Destination, and defective returns will ship FOB Shipping Point.

- All product may be returned for credit against outstanding invoices. If there are no outstanding invoices to offset, AS&HD will receive a refund check at the most recent invoice cost AS&HD has paid for the product. AS&HD must make a written request for an RMA number for each return. Vendor will issue RMA numbers on a timely basis.

-     No restock fees are to be assessed on any product return.

-     A RMA will be issued for product up to [   *    ] from the date of sale to
      accounts included in the National Account Division.


Terms of Co-Op and MDF

- The Vendor agrees to the accrual of a Co-Op fund equal in dollars to [ * ] of AS&HD's total orders to be used at the discretion of AS&HD for advertising and promotion of the vendor's products. Programs considered as Co-Op are the American Report Newsletter, On-hold Advertising,
      Faxback, Training Sessions, and Dealer Mailings. The Vendor agrees that without this Co-Op funding, AS&HD cannot effectively sell through the vendor's product.

- The Vendor also agrees that from time to time there will be the need to use Market Development Funds (MDF) above and beyond the accrued Co-op funds. These MDF funds are used by AS&HD to do specific promotional programs that are intended to generate sales of the Vendor's product(s). All trade shows (including AS&HD's own), conventions, and other off-site programs and promotions fall under the heading of MDF. AS&HD will notify the Vendor either by phone, fax, or letter of the requested MDF funds and the details of the program. The Vendor also agrees that any MDF program organized by AS&HD is done in the interest of generating sales for the Vendor. MDF funds will be considered on a case by case basis and require vendors prior written approval in each instance.

      The Vendor agrees to participate in AS&HD's National Release Program. Each time AS&HD receives a new product from the Vendor, AS&HD will send one copy to each of its thirty-six (36) National Accounts for their review. The Vendor understands this program is designed to assist AS&HD's outside sales force in placing new products with these accounts. AS&HD will issue a debit to the Vendor's account to cover the costs of these products, there are no other charges associated with this program.

- In the event that vendor contracts with AS&HD's customers for the provision of advertising funds, whether directly or indirectly, such amounts will have no bearing on AS&HD's Co-Op or MDF accrual of marketing funds pursuant to this contract.



        [*]  Confidential Portion deleted and filed separately with the
                      Securities and Exchange Commission

In Addition to Co-Op and MDF, Vendor agrees to sponsor the following programs:

      AS&HD will bill Vendor once per quarter for funds in the amount of $200.00 for AS&HD's quarterly Theme Week.

      Vendor agrees to sponsor advertising in each of the AS&HD quarterly catalogs. A minimum of $[ * ] is required in the 1st year, thereafter, all advertising requires vendors prior written approval, and will be considered on a case by case basis.

-  Miscellaneous

      If Vendor's product(s) is CD-ROM format, the Vendor agrees to allow product(s) to be sold to dealers who will use the product(s) for rental purposes.

- Vendor agrees to issue AS&HD a credit for price protection any time the vendor reduces the U.S. based distributor/reseller price of products.

- An automatic $100.00 Administration Fee will be debited to the Vendor's account for all SPIFF promotions. This fee is limited to one debit per promotion.

- Vendor agrees not to use AS&HD 800 customer order phone line for communications.

- Vendor agrees to sell to AS&HD at the lowest price offered to any other U.S. or Canadian based distributor/reseller.

- All product being ordered and delivered to AS&HD for resale must be coded I/A/W the ABCD bar code standard. The standard bar code format is UPC, no other format is acceptable. Any major change in product (version, bug fix, etc.) must be made under a different UPC number. Products with different media (3.5", CD Rom) or format (IBM/MAC/APPLE) must also have a new UPC. All changes must be conveyed to Marketing Manager thirty (30) days prior to change. The vendor will be charged back one dollar ($1.00) per unit for any product received without a UPC code; however, AS&HD reserves the right to reject any or all of said goods as defective.

-     Stock balancing is permitted.

-     Certificates of Origin will be supplied as requested.

- Vendor understands and agrees that AS&HD is a global distributor. AS&HD understands that this agreement is non-exclusive.

- Any products received that are in need of assembly, shrink-wrapping or similar preparation for sale will be returned to vendor.

- Vendor understands that AS&HD does not always have the ability to track serial #s and therefore, serial #s may not always be able to be provided for returns.



        [*]  Confidential Portion deleted and filed separately with the
                      Securities and Exchange Commission

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-     The initial term of this agreement shall be for a period of one (1) year.
      After the initial term, this agreement shall be automatically renewed for successive one (1) year periods. Either party may terminate this agreement not less than sixty (60) days after written notice.

- If the Vendor/Distributor relationship ends, AS&HD reserves the right to return all product within 180 days of termination of business with the Vendor for credit.

- All modifications of this agreement must be in writing, and signed by both parties.

- This agreement is to be interpreted under Illinois law and jurisdiction lies only in the State of Illinois.


NOTE: This document must be signed by an officer or legal agent of the above named vendor company.


Print Name:___Timothy M. Brannan__________  Title:__President_________________
Signature: _/s/ Timothy M. Brannan________           Date:__3__/__1__/__96_
           Piranha Interactive Publishing


Print Name:___Paul Deckard________________  Title:__Director of Merchandising__
Signature: _/s/ Paul Deckard______________  Date:__4__/__23_/__96__
          American Software & Hardware
          Distributors, Inc.